EXHIBIT 10.2
PROMISSORY NOTE
U.S. $50,000,000.00     August 16, 2021

FOR VALUE RECEIVED, ANGEL OAK MORTGAGE FUND TRS, a Delaware statutory trust, ANGEL OAK MORTGAGE REIT TRS, LLC, a Delaware limited liability company, and ANGEL OAK MORTGAGE OPERATING PARTNERSHIP, LP, a Delaware limited partnership (individually, collectively, interchangeably, and jointly and severally, “Borrower”), hereby promises to pay to the order of VERITEX COMMUNITY BANK ("Lender"), at the office of Lender located at 8214 Westchester Drive, Suite 400, Dallas, TX 75225, the principal amount of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) or such lesser principal amount as from time to time shall be outstanding hereunder, as reflected in the books and records of Lender, together with interest on the principal balance from time to time outstanding hereunder, from (and including) the date of disbursement until (but not including) the date of payment, at a per annum rate equal to the Stated Interest Rate specified below or, to the extent applicable, the Default Rate specified below, in accordance with the following terms and conditions:

1.Definitions. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Note in the singular to have the same meanings when used in the plural and vice versa):
"Default Rate" has the meaning set forth in the Loan Agreement.
"Event of Default" has the meaning set forth in the Loan Agreement.
"LIBOR Rate" has the meaning set forth in Section 3 of this Note.
"Loan Agreement" has the meaning set forth in Section 7 of this Note.
"Loan Documents" has the meaning set forth in the Loan Agreement.
"Maturity Date" means August 16, 2023.
"Monthly Settlement Date" means the sixteenth (16th) day of each calendar month, or, if such date falls on a weekend or holiday, the next day following the weekend or holiday; provided that the initial Monthly Settlement Date shall occur on September 16, 2021, and the final Monthly Settlement Date shall occur on the Maturity Date.
"Note" means this Promissory Note.
"Stated Interest Rate" has the meaning set forth in Section 3 of this Note.
Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

2.Contracted For Rate of Interest. The contracted for rate of interest of the indebtedness evidenced hereby, without limitation, shall consist of the following:
(a)The Stated Interest Rate, as from time to time in effect, calculated daily on the basis of actual days elapsed over a 360-day year, applied to the principal balance from time to time outstanding hereunder; and
(b)The Default Rate, as from time to time in effect, calculated daily on the basis of actual days elapsed over a 360-day year, applied to the principal balance from time to time outstanding hereunder;
Borrower agrees to pay an effective contracted for rate of interest which is the sum of the Stated Interest Rate referred to in Subsection 2(a) above, plus any additional rate of interest resulting from the application of the Default Rate referred to in Subsection 2(b) above.
3.Stated Interest Rate. Except as provided in Section 4 below, the principal balance outstanding hereunder from time to time shall bear interest at the Stated Interest Rate.

(a)Subject to subsection (b) below and Sections 2.3 and 6.2 of the Loan Agreement, the Stated Interest Rate shall be equal to the LIBOR Rate plus two and three tenths of a percent (2.30%), which interest rate shall change when and as the LIBOR Rate changes; provided, however, in no event shall the Stated Interest Rate at any time be less than three and one hundred twenty-five thousandths of a percent (3.125%) per annum. The "LIBOR Rate" shall be equal to the variable rate of interest per annum, as adjusted from time to time, quoted by Lender as Lender's one (1) month LIBOR Rate based upon quotes from the London Interbank Offered Rate from the ICE Benchmark Administration Interest Settlement Rates, as quoted for U.S. Dollars by Bloomberg, or other comparable services selected by Lender. The LIBOR Rate, for the purposes of determining the Stated Interest Rate in effect hereunder, shall reset on the First Business Day of each calendar month using the LIBOR Rate in effect on such Business Day.
(b)Notwithstanding anything herein to the contrary, in the event that (i) the LIBOR Rate is permanently or indefinitely unavailable or unascertainable, or ceases to be published by the LIBOR Rate administrator or its successor, (ii) the LIBOR Rate administrator or its successor invokes its insufficient admissions policy, (iii) the LIBOR Rate is determined to be no longer representative by the regulatory supervisor of the administrator of the LIBOR Rate, (iv) the LIBOR Rate can no longer be lawfully relied upon in contracts of this nature by one or both of the parties, or (v) the LIBOR Rate does not accurately and fairly reflect the cost of making or maintaining the type of loans or advances under this Note, and, in any such case, such circumstances are unlikely to be temporary, then Lender may establish an alternate index rate of interest to the LIBOR Rate (and an interest rate margin) after giving due consideration to (A) the then-prevailing market convention for determining an index rate of interest for new commercial loans originated by commercial banks in the United States and Lender similar in size, quality, maturity, and type as the loan to Borrower as determined by Lender and (B) any one-time adjustment to the interest rate margin, credit spread, term or mathematical adjustment Lender deems necessary to ensure that use of the alternative index rate will result in an interest rate that is substantially equivalent to the interest rate that would have been applicable to the Note but for the cessation of LIBOR (the "Alternative Rate"). If requested by Lender, Borrower shall enter into an amendment to this Note to reflect the Alternative Rate and such other related changes to this Note as may be applicable. Lender will provide reasonable notice to Borrower of such Alternative Rate, which will be effective on the date of the earliest event set forth in clauses (i)-(v) of this subsection (b). If there is any ambiguity as to the date of occurrence of any such event, Lender's judgment will be dispositive.
(c)The LIBOR Rate and any Alternative Rate may be adjusted from time to time in Lender's sole discretion for then-applicable, but actual, reserve requirements, deposit insurance assessment rates, marginal emergency, supplemental, special and other reserve percentages, and other actual regulatory costs.
(d)Borrower acknowledges that the LIBOR Rate may represent the most favorable interest rate from time to time offered by Lender to its borrowers, the LIBOR Rate may increase or decrease during the time this Note remains outstanding, and the amount by which the LIBOR Rate may increase or decrease is not limited as to increases or decreases that may occur on any day or while this Note remains outstanding.
4.Default Rate. The principal balance outstanding hereunder from time to time shall bear interest at the Default Rate from the date of the occurrence of an Event of Default hereunder until the earlier of: (a) the date on which the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, are paid in full; or (b)(i) if Borrower is specifically granted a right to cure such Event of Default in any of the Loan Documents, the date on which such Event of Default is timely cured in a manner satisfactory to Lender, or (ii) if no such right to cure is specifically granted, then the date on which Lender, in its sole and absolute discretion, deems such Event of Default cured or such Event of Default is otherwise waived by Lender.
5.Late Charge. If any payment of principal or interest, or other amount is not received by Lender within ten (10) days after its due date, then, in addition to the other rights and remedies of Lender (including the payment of the Default Rate), a late charge of (i) five percent (5.00%) of the amount due and unpaid; or (ii) $10.00, whichever is greater, will be charged to Borrower without notice to Borrower. Such late charge shall be immediately due and payable.
6.Principal Balance. The principal balance outstanding hereunder at any time shall be the total amount of Advances made hereunder by Lender, less the total amount of payments of principal hereon, as reflected in the books and records of Lender with respect to the indebtedness evidenced by this Note. The principal balance outstanding under this Note at any time shall not exceed the principal amount first set forth above.
7.Revolving Loan. This Note is the Promissory Note defined in the Loan and Security Agreement dated of even date herewith between Borrower and Lender (as amended from time to time, the "Loan Agreement"). Lender may make Advances to Borrower from time to time hereunder, which Advances will be of a revolving nature and may be made, repaid, and remade from time to time. Borrower and Lender contemplate a series of discretionary Advances as provided herein even if the principal balance outstanding hereunder has previously been reduced to zero. Notwithstanding the foregoing, Lender shall have no obligation to make any Advances hereunder.
8.Requests for Advances. Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following persons, and each of them, currently are authorized to request Advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of their authority: Brandon Filson and Ashish Negandhi. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person, or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs.
9.Payments. Borrower shall make monthly payments of accrued and unpaid interest at the Stated Interest Rate or, to the extent applicable, the Default Rate, payable in arrears commencing on the Monthly Settlement Date. In addition, the unpaid principal balance of this Note shall be due and payable as set forth in the Loan Agreement. Borrower will repay in full all outstanding principal, any unpaid interest and other charges outstanding under the Loan on the Maturity Date. If a scheduled payment under the Note is not made in a timely manner, Lender is authorized by Borrower to debit the amount of any such payments from the general deposit account of Borrower with Lender.
10.Application of Payments. Payments received by Lender with respect to the indebtedness evidenced hereby shall be applied in such order and manner as Lender in its sole and absolute discretion may elect. Unless otherwise elected by Lender, all such payments shall be applied as provided in the Loan Agreement.
11.Prepayments. Payments of principal may be made at any time, or from time to time, in whole or in part, without penalty, provided that all previously matured interest and other charges accrued to the date of prepayment are also paid in full. Notwithstanding any prepayment of principal under this Note: (1) there will be no change in the due date or amount of scheduled payments due hereunder unless each of Borrower and Lender, in each party's sole and absolute discretion, agrees in writing to such change; and (2) Borrower's obligations hereunder shall continue in effect, and this Note shall remain outstanding, unless and until the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder or in any of the Loan Documents, are paid in full.
12.Events of Default. The occurrence of an Event of Default shall constitute an "Event of Default" hereunder, and upon such Event of Default, the entire principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, at the election of Lender, shall become immediately due and payable, without any notice to Borrower.

13.Collateral.
(a)Borrower's obligations under this Note are secured by a security interest in certain personal property of Borrower pursuant to the Loan Documents.
(b)In addition to all liens upon, and rights of setoff against, the monies, securities or other property of Borrower or any other person or entity who is or may become liable hereunder given to Lender by law, Lender shall have a lien and a right of setoff against, and Borrower hereby grants to Lender a security interest in, all monies, securities and other property of Borrower now or hereafter in the possession of or on deposit with Lender, whether held in a general or special account or deposit including, without limitation, any account or deposit held jointly by Borrower with any other person or entity, or for safekeeping or otherwise, except to the extent specifically prohibited by law. Every such lien, right of setoff and security interest may be exercised without demand upon or notice to Borrower. No lien, right of setoff, or security interest shall be deemed to have been waived by any act or conduct on the part of Lender, by any neglect to exercise such right of setoff or to enforce such lien or security interest, or by any delay in so doing.
15.Additional Interest Provision. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable law governing the maximum rate or amount of interest payable on the indebtedness evidenced by this Note, any Loan Document, and the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under applicable law). If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Lender's exercise of the option to accelerate the maturity of this Note and/or any and all indebtedness paid or payable by Borrower to Lender pursuant to any Loan Document other than this Note (such other indebtedness being referred to in this Section as the "Related Indebtedness"), or (c) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of this Note and/or the Related Indebtedness, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Lender shall be credited on the principal balance of this Note and/or the Related Indebtedness (or, if this Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note or Related Indebtedness has been paid in full before the end of the stated term thereof, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower and/or credit such excess interest against this Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note to which the alleged violation relates and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by this Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to this Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
16.Waivers. Except as otherwise provided herein and in the other Loan Documents, Borrower hereby waives all notices of nonpayment, demands for payment, presentments for payment, notices of intention to accelerate maturity, notices of actual acceleration of maturity, grace, protests, notices of protest, and any other demands or notices of any kind as to this Note, diligence in collection hereof and in bringing suit hereon, and any notice of, or defense on account of, the extension of time or payments or change in the method of payments, and without further notice hereby consents to any and all renewals and extensions in the time of payment hereof either before or after maturity and the release of any party primarily or secondarily liable hereon. Borrower agrees that Lender's acceptance of partial or delinquent payments, or failure of Lender to exercise any right or remedy contained herein or in any instrument given as security for the payment of this Note shall not be a waiver of any obligation of Borrower to Lender or constitute waiver of any similar default subsequently occurring. The holder of this Note is entitled to the benefits and security provided in the Loan Documents.
17.Costs of Collection. Borrower agrees to pay all costs of collection, including, without limitation, reasonable attorneys' fees, whether or not suit is filed, and all costs of suit and preparation for suit (whether at trial or appellate level), in the event any payment of principal, interest or other amount is not paid when due, or in case it becomes necessary to protect the collateral which is security for the indebtedness evidenced hereby, or to exercise any other right or remedy hereunder or in the Loan Documents, or in the event Lender is made party to any litigation because of the existence of the indebtedness evidenced hereby, or if at any time Lender should incur any documented out-of-pocket attorneys' fees in any proceeding under any federal bankruptcy law (or any similar state or federal law) in connection with the indebtedness evidenced hereby. In the event of any court proceeding, attorneys' fees shall be set by the court and not by the jury and shall be included in any judgment obtained by Lender.
18.No Waiver by Lender. No delay or failure of Lender in exercising any right hereunder shall affect such right, nor shall any single or partial exercise of any right preclude further exercise thereof.
19.GOVERNING LAW; PLACE OF PERFORMANCE. THIS NOTE IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN DALLAS COUNTY, TEXAS AND THE LAWS (EXCLUDING CHOICE OF LAW PROVISIONS) OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF ALL OR ANY PART OF THIS NOTE. ALL LEGAL ACTIONS RELATED TO THIS NOTE SHALL BE BROUGHT IN THE APPROPRIATE COURT OF LAW LOCATED IN DALLAS COUNTY, TEXAS, TO THE EXCLUSION OF ALL OTHER VENUES.
20.Time of Essence. Time is of the essence of this Note and each and every provision hereof.
21.Amendments. No amendment, modification, change, waiver, release or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.
22.Severability. If any provision hereof is invalid or unenforceable, the other provisions hereof shall remain in full force and effect and shall be liberally construed in favor of Lender in order to effectuate the other provisions hereof.
23.Binding Nature. The provisions of this Note shall be binding upon Borrower and the heirs, personal representatives, successors and assigns of Borrower, and shall inure to the benefit of Lender and any subsequent holder of all or any portion of this Note, and their respective successors and assigns. Lender may from time to time transfer all or any part of its interest in this Note and the Loan Documents, without notice to Borrower.
24.Notice. All notices, requests, consents and other communications hereunder shall be given pursuant to the notice requirement in the Loan Agreement.
25.Section Headings. The section headings set forth in this Note are for convenience only and shall not have substantive meaning hereunder or be deemed part of this Note.
26.Construction. This Note shall be construed as a whole, in accordance with its fair meaning, and without regard to or taking into account any presumption or other rule of law requiring construction against the party preparing this Note. If the day on which any action to be performed or any payment made hereunder is not a business day, such action shall be performed or such payment made on the immediately succeeding business day.

27.Co-Borrower Provisions. Section 14.20 of the Loan Agreement "Co-Borrower Provisions" is hereby incorporated by reference herein mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first set forth above.
BORROWERS:

ANGEL OAK MORTGAGE FUND TRS,
a Delaware statutory trust

By:    Angel Oak Capital Advisors, LLC,
not in its individual capacity but solely
as Administrator

By: /s/ Michael Fierman
Name: Michael Fierman
Title: Managing Partner

ANGEL OAK MORTGAGE REIT TRS, LLC,
a Delaware limited liability company

By: /s/ Michael Fierman
Name: Michael Fierman
Title: President

ANGEL OAK MORTGAGE OPERATING PARTNERSHIP, LP,
a Delaware limited partnership

By:    Angel Oak Mortgage OP GP, LLC, its general partner

    By: /s/ Dory S. Black
Name: Dory S. Black
Title: Secretary